SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (ss.)240.14a-11(c) or (ss.)240.14a-12

                        PhyAmerica Physician Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:    N/A.
                                                                    -----------

2.  Aggregate number of securities to which transaction applies:       N/A.
                                                                    -----------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                                 -----

4.  Proposed maximum aggregate value of transaction:  N/A.
                                                      ---

5.  Total fee paid:  N/A.
                     ---

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:  N/A.
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3.  Filing Party: N/A.
                  ---
4.  Date Filed: N/A.
                ---

                                     [LOGO]

                        PHYAMERICA PHYSICIAN GROUP, INC.
                             2828 Croasdaile Drive
                          Durham, North Carolina 27705




                                 April 30, 2001



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Durham Hilton, 3800 Hillsborough Road, Durham, North Carolina, on Thursday, May 31, 2001, at 10:00 a.m., local time.

         The Notice of Annual Meeting of Stockholders and Proxy Statement are attached hereto. The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. We look forward to seeing you at our Annual Meeting.

                                                     Sincerely yours,

                                                     /s/ Steven M. Scott
                                                     ------------------------
                                                     Steven M. Scott, M.D.
                                                     Chairman, President
                                                     and Chief Executive Officer

                        PHYAMERICA PHYSICIAN GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 31, 2001

             TO THE STOCKHOLDERS OF PHYAMERICA PHYSICIAN GROUP, INC.

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of PhyAmerica Physician Group, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on May 31, 2001, at the Durham Hilton, 3800 Hillsborough Road, Durham, North Carolina, for the following purposes:

         (1) To ratify: (i) the appointment of Frederick Jinks to the Company's Board of Directors on September 19, 2000; (ii) the appointment of Ernest Bacon to the Company's Board of Directors on September 19, 2000; and (iii) the appointment of Marc V. Weiner to the Company's Board of Directors on February 7, 2001.

         (2) To elect two (2) members to the Company's Board of Directors to hold office until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (3) To elect three (3) members to the Company's Board of Directors to hold office until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (4) To amend the Company's certificate of incorporation to eliminate limitations on the issuance and transfer of the Company's stock that are no longer necessary for the preservation and use of certain net operating loss carryforwards for federal income tax purposes;

         (5) To ratify the selection of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2001; and

         (6) To transact such other business as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on April 18, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present at the meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,

                                            /s/ Steven M. Scott
                                            ------------------------
                                            Steven M. Scott, M.D.
                                            Chairman, President and Chief
                                             Executive Officer
Durham, North Carolina
April 30, 2001


         All stockholders are invited to attend the meeting in person. Those stockholders who are unable to attend are urged to execute and return the enclosed proxy card as promptly as possible. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        PHYAMERICA PHYSICIAN GROUP, INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PhyAmerica Physician Group, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock (the "Common Stock") for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Durham Hilton, 3800 Hillsborough Road, Durham, North Carolina, at 10:00 a.m., local time, on Thursday, May 31, 2001 or at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Common Stock is April 30, 2001. The Company's principal executive offices are located at 2828 Croasdaile Drive, Durham, North Carolina 27705, and its telephone number is (919) 383-0355.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

         (1) To ratify: (i) the appointment of Frederick Jinks to the Company's Board of Directors on September 19, 2000; (ii) the appointment of Ernest Bacon to the Company's Board of Directors on September 19, 2000; and (iii) the appointment of Marc V. Weiner to the Company's Board of Directors on February 7, 2001.

         (2) To elect two (2) members to the Company's Board of Directors to hold office until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (3) To elect three (3) members to the Company's Board of Directors to hold office until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (4) To amend the Company's certificate of incorporation to eliminate limitations on the issuance and transfer of the Company's stock that are no longer necessary for the preservation and use of certain net operating loss carryforwards for federal income tax purposes;

         (5) To ratify the selection of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2001; and
         (6) To transact such other business as may properly come before the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the proposals set forth above. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors (the "Board") has set the close of business on April 18, 2001 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 43,694,986 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

         The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. Directors of the Company are elected by a plurality vote and votes may be cast in favor of nominees or withheld. With respect to the proposals to ratify the appointment of Messrs. Jinks, Bacon and Weiner as directors and ratify the appointment of our independent accountants, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against approval. Withheld votes and abstentions on those proposals will not be counted as votes cast and will have no effect on the results of the vote. Approval of the amendment to the certificate of incorporation requires the affirmative vote of the majority of the total votes represented by the Company's outstanding Common Stock. Abstentions may be specified on the proposal to amend the certificate of incorporation and will have the practical effect of a negative vote. The proposal to amend the certificate of incorporation is not considered a routine matter. Accordingly, broker-dealers who hold shares in street name will not have authority to vote on this proposal unless they receive voting instructions from beneficial owners. Broker nonvotes will be treated as shares not entitled to vote on the proposal to amend the certificate of incorporation and will have the practical effect of a negative vote.

         On the Record Date, Steven M. Scott, M.D., the Company's Chairman, President and Chief Executive Officer, owned approximately 53% of the outstanding Common Stock. Dr. Scott has advised the Company that he intends to vote his shares in favor of proposals 1 through 5 that will be considered at the Annual Meeting which will assure the approval of all of them.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         Except as indicated under "Security Ownership of Management," there are no stockholders known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock as of December 31, 2000.

Security Ownership of Management

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 31, 2001 by: (i) each director of the Company; (ii) the Company's chief executive officer and its three other most highly compensated executive officers; and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named has sole voting and investment power with respect to such stockholder's securities.

          Name and Address (1)                     Amount and Nature                  Percent of
           of Beneficial Owner                  of Beneficial Ownership                Class (2)
-------------------------------------- ------------------------------------------ ---------------
Steven M. Scott, M.D.                                     22,782,383  (3)                53.0
Bertram E. Walls, M.D.                                     1,504,463  (4)                 3.5
Edward L. Suggs, Jr.                                         275,391  (5)                   *
Eugene F. Dauchert, Jr.                                      178,883  (6)                   *
Sherman M. Podolsky, M.D.                                    119,415  (7)                   *
Marc V. Weiner                                                68,128  (8)                   *
Ernest Bacon                                                  ------                        *

Shares  owned by all  Directors  and  Executive
Officers as a group
(7 persons):                                              24,783,563  (9)

------------------------

(1) The address for all persons listed is c/o PhyAmerica Physician Group, Inc., 2828 Croasdaile Drive,
         Durham, NC 27705.
(2)      An asterisk (*) indicates less than one percent.
(3) Includes shares held by entities that are controlled by Dr. Scott, including 5,434,977 shares held by Scott Medical Partners LLC; 1,703,334 shares held by American Alliance Holding Company; 1,500,000 shares held by Doctors Health Plan, Inc.; 815,000 shares held by Scott Medical Partners II Limited Partnership; 8,145,223 shares held by SMS Revocable Trusts dated December 15, 1993, and 119,143 shares held by S and W Limited Partnership. Dr. Scott disclaims beneficial ownership of shares held by Doctors Health Plan, Inc. Also includes 535,766 shares held by a partnership, the partners of which are Dr. Scott and certain trusts established for the benefit of Dr. Scott's children. Dr. Scott has sole investment power with respect to these shares, but has sole voting power with respect to only 390,666 shares. Voting power with respect to the remaining 145,100 shares is held by Dr. Walls, as trustee of the trusts. Also includes 79,100 shares held by Mrs. Scott as to which Dr. Scott disclaims beneficial ownership. Dr. Scott also disclaims beneficial ownership of the shares held by American Alliance Holding Company. The remaining 4,449,840 shares are held by Dr. Scott directly.
(4) Includes 145,100 shares with respect to which Dr. Walls has voting power and Dr. Scott has investment power. Such shares also are included under the beneficial ownership of Dr. Scott. Also includes 1,171,695 shares held by certain trusts established for the benefit of Dr. Scott's children with respect to which Dr. Walls, as trustee, holds voting and investment power. Includes 2,000 shares owned directly by Dr. Walls, 8,000 shares subject to presently exercisable stock options and 177,668 shares reserved for issuance under the Deferred Compensation Plan.

(5) Includes 254,292 shares subject to presently exercisable stock options and 265 shares owned by Mr. Suggs' wife. Mr. Suggs disclaims beneficial ownership of the shares held by his wife. Also includes 20,834 shares held by Mr. Suggs directly.
(6) Includes 173,883 shares subject to presently exercisable stock options. Also includes 5,000 shares held by Mr. Dauchert directly.
(7) Includes 73,939 shares subject to presently exercisable stock options. Also includes 45,476 shares held by Dr. Podolsky directly.
(8)      Includes 68,128 shares held by Mr. Weiner directly.
(9) Includes 510,114 shares subject to presently exercisable stock options and 177,668 shares reserved for issuance under the Deferred Compensation Plan.

Executive Officers and Current Directors

         The following table sets forth certain information with respect to the executive officers and directors of the Company and executive officers of subsidiaries of the Company who have significant policy-making authority:

                   Name             Age                        Position
------------------------------ -------------- -------------------------------------------
Steven M. Scott, M.D.               53        Chairman of the Board, President and
                                              Chief Executive Officer
Bertram E. Walls, M.D.  (1)         49        Director
Eugene F. Dauchert, Jr.             47        Director, Secretary, Executive Vice
                                              President and General Counsel
Edward L. Suggs, Jr.                49        Director, President and Chief Executive
                                              Officer, Healthcare Business Resources,
                                              Inc.
Sherman M. Podolsky, M.D.           50        Director, President, PhyAmerica Physician
                                              Services of Florida, Inc.
Ernest Bacon (1)                    63        Director
Marc V. Weiner                      48        Director, Executive Vice President and
                                              Chief Financial Officer

----------------------
(1)      Member of the Audit Committee and Compensation Committee.

         Dr. Scott has been a director of the Company since its formation in 1977. Until he resigned from the position on December 1, 1994, Dr. Scott also served as Chairman of the Board of Directors. In addition, from 1977 to May 29, 1996, Dr. Scott served as President and Chief Executive Officer of the Company. Dr. Scott was re-elected as Chairman of the Board of Directors on January 14, 1997, and re-appointed President and Chief Executive Officer of the Company on March 1, 1997. Dr. Scott has Obstetrics and Gynecology practice experience as well as clinical and administrative emergency medicine experience. He is Board-Certified in Obstetrics and Gynecology and is a member of the clinical faculty at Duke University Medical Center. Dr. Scott received his undergraduate degree and medical education from Indiana University. Dr. Scott completed his residency in the Department of Obstetrics and Gynecology at Duke University Medical Center. Dr. Scott is currently serving the last year of a three-year term as a director which will expire at the Annual Meeting. Dr. Scott has been nominated for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

         Dr. Walls, an independent consultant, has been a director since 1991. He served as President and Chief Executive Officer of Doctors Health Plan, Inc., a former subsidiary of the Company, through September 30, 1999. The Company sold Doctors Health Plan, Inc. on March 18, 1998. Dr. Walls also served as President of Coastal Emergency Physician Management Group, Inc. from January through December 1994. Effective January 1, 1995, Dr. Walls became the President and Chief Executive Officer of Century American Insurance Company ("Century Insurance"). From 1992 to 1993, Dr. Walls was the President of Sunlife OB/GYN Services, Inc., a subsidiary of the Company, as well as its Chief Medical Officer from 1991 to 1993. He is Board Certified in Obstetrics and Gynecology and is a member of the clinical faculty at Duke University Medical Center. Dr. Walls received a B.S Degree in Science from North Carolina A&T State University and his Medical Degree from Duke University. He completed his residency in Obstetrics and Gynecology at Duke University Medical Center. In addition, Dr. Walls holds an MBA Degree from the Duke Fuqua School of Business. Dr. Walls is currently serving the last year of a three-year term as a director which will expire at the Annual Meeting of Stockholders. Dr. Walls has been nominated for a two-year term expiring at the 2003 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

         Mr. Dauchert, a director since October 1996, became Executive Vice President in July 1997. He has served as President and Chief Executive Officer of Coastal Physician Networks, Inc. ("CPN"), a subsidiary of the Company, since January 1, 1996. Prior to that, Mr. Dauchert served as President of Integrated Provider Networks, Inc., a subsidiary of CPN. Prior to joining the Company, Mr. Dauchert was a partner in the law firm of Moore & Van Allen, PLLC where he focused his practice on healthcare, corporate and tax matters for sixteen (16) years. Mr. Dauchert received a B.A. from the University of North Carolina at Chapel Hill and a J.D. Degree with Honors from the University of North Carolina School of Law. He is a member of the North Carolina and American Bar Associations, and is active in numerous healthcare sections of those organizations. Mr. Dauchert is currently serving the second year of a three-year term as a director which will expire at the 2002 Annual Meeting of Stockholders.

         Mr. Suggs, a director since March 1997, has been with Healthcare Business Resources, Inc., a subsidiary of the Company, since 1986 and its President since 1987. Mr. Suggs previously served as a Director of the Company from 1989 to 1994. Previously, Mr. Suggs was Assistant Controller of Oxford Development Company, a real estate development firm, and a tax manager for the accounting firm of Ernst & Young LLP. He received a B.S. Degree in Accounting from the University of North Carolina, Charlotte. Mr. Suggs is a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants and the Healthcare Financial Management Association. Mr. Suggs is currently serving the second year of a three-year term as a director which will expire at the 2002 Annual Meeting of Stockholders.

         Dr. Podolsky became a director on January 1, 1998, and is President of PhyAmerica Physician Services of Florida Inc., a subsidiary of the Company. Dr. Podolsky has also served as Senior Vice President of Medical and Corporate Affairs and Senior Medical Officer for PhyAmerica Emergency Services of Ft. Lauderdale, Inc., a subsidiary of the Company, since 1991. He is a member of the American College of Emergency Physicians. He received his medical education from Chicago Medical School and completed his Emergency Medicine Residency at the University of California, San Francisco. Dr. Podolsky is a member of the American College of Emergency Physicians. Prior to joining the Company, Dr. Podolsky held the position of Chairman of Emergency Medicine at Albert Einstein Medical Center in

Philadelphia and also served on the faculty of UCLA and Stanford University. Dr. Podolsky is currently serving the last year of a three-year term as a director which will expire at the Annual Meeting. Dr. Podolsky has been nominated for a two-year term expiring at the 2003 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

         Ernest Bacon became a director on September 19, 2000 and is currently a consultant with Quorum Health Group Affiliated Companies. Mr. Bacon was Executive Vice President and Chief Operating Officer of Community Health Systems from June, 1996 to July, 1997. He served as Chief Operating Officer with Columbia/HCA from April, 1995 to May, 1996. From August 1992 to April 1995, he served as a Regional Vice President with HealthTrust, Inc. Prior to that, he served as President and Chief Operating Officer of the Hamilton Health Care System, Chief Executive Officer of Parkview Medical Center, Administrator of West Paces Ferry Hospital and Administrator of Hamilton Memorial Hospital. He is a Fellow of the American College of Healthcare Executives and has served as Chairman of a number of groups and associations in the State of Georgia. Mr. Bacon is currently serving the last year of a three-year term as a director which will end at the Annual Meeting. Mr. Bacon has been nominated for a three-year term expiring at the 2004 Annual Meeting or until his successor has been duly elected and qualified.

         Marc V. Weiner became a director on February 7, 2001, to fill a vacant seat on the Board of Directors. Mr. Weiner has served as Executive Vice President and Chief Financial Officer of the Company since December 20, 2000. He previously served as Interim Executive Vice President and Chief Financial Officer from June 1, 2000 until December 19, 2000 when the position was made permanent. He joined the Company in July, 1999 as a Regional Vice President, a position he had held with the Sterling Healthcare Group since February, 1998. Before joining the Company, Mr. Weiner was Executive Vice President of Emergency Treatment Associates, Inc., in Poughkeepsie, New York. Prior to that position, he had twenty (20) years experience in several acute care hospitals in the roles of Senior Vice President & Chief Operating Officer and Senior Vice President & Chief Financial Officer. He is a Fellow of the American College of Healthcare Executives and has a M.P.H. from Tulane University. Mr. Weiner is currently serving the last year of a three-year term as a director which will expire at the Annual Meeting. Mr. Weiner has been nominated for a two-year term expiring at the 2003 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Meetings and Certain Committees of the Board of Directors

         The Board of Directors held 12 meetings during 2000. Each director attended at least 75% of the meetings held.

         Dr. Walls and Mr. Bacon are members of the Audit Committee. The principal functions of this committee are to make recommendations to the Board of Directors with respect to the selection of the Company's independent accountants, to review the Company's internal controls and confer with and make recommendations to the Company's independent accountants concerning the scope and results of their audit. The Audit Committee met seven times during 2000.

         Dr. Walls and Mr. Bacon are members of the Compensation Committee. The principal functions of the committee are to review and make recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company. The Compensation Committee met once during 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent stockholders are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no other reports were required for those persons, during fiscal 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were satisfied.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is currently comprised of two Directors. The two members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The primary duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Company's financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Company with legal and regulatory requirements applicable to the financial reporting process; and (iii) the independence and performance of the Company's internal and external auditors. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants. Management of the Company is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In the performance of its oversight function, the Audit Committee has performed the duties described above, including meeting and holding discussions with management and the independent accountants, and has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee has also received confirmations from management with respect to non-audit services, including tax related services, and has considered whether the provision of these services and other non-audit services by the independent accountants to the Corporation is compatible with maintaining the independence of the accountants.

         Based upon the reports by, and discussions with, management and the independent accountants and the Audit Committee's review of the representations of management and the Report of the Independent Accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, which was filed with the Securities and Exchange Commission (the "Commission") on April 17, 2001.

         The Directors who comprise the Audit Committee are:

                  Bertram E. Walls, M.D.
                  Ernest Bacon

Audit Fees

         Audit fees billed or expected to be billed to the Company by KPMG LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled approximately $650,100.

Financial Information Systems Design and Implementation Fees

         There were no services provided by KPMG LLP for the design and implementation of financial information systems during the last fiscal year.

All Other Fees

         Fees billed or expected to be billed to the Company by KPMG LLP for all non-audit services, including tax-related services, provided during the last fiscal year totaled approximately $599,000.

Executive Compensation

         The following table sets forth the compensation received by all individuals serving as the president and chief executive officer of the Company during 2000 and its four (4) other most highly compensated Executive Officers who were serving as executive officers at December 31, 2000 (collectively, the "Named Executive Officers"), for services rendered to the Company or its subsidiaries during the years ended December 31, 2000, 1999, and 1998, as applicable:

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                              ------------------------
                                                        Annual Compensation            Awards
                                                        -------------------   ------------------------
                                                                                     Securities         All Other
                                                       Salary         Bonus          Underlying        Compensation
Name and Principal Position                   Year      ($)            ($)            Options            ($) (1)
--------------------------------------- ----------- ------------- --------------- ----------------- ------------------
Steven M. Scott, M.D.                         2000    500,000          ---              ---                720
Chairman of the Board,                        1999    433,333          ---              ---               2,016
President and Chief Executive Officer         1998    400,000          ---              ---               5,416
of the Company

Eugene F. Dauchert, Jr.                       2000    220,000         69,050            ---                260
Director and Executive Vice President         1999    193,500         82,427            ---                452
                                              1998    180,000          ---              ---               3,645

Edward L. Suggs, Jr.                          2000    259,230         66,667            ---                317
Director, President and Chief                 1999    220,000          ---              ---                ---
Executive Officer, Healthcare                 1998    228,462          ---              ---                432
Business Resources, Inc. (2)

Sherman M. Podolsky, M.D.                     2000    300,000         96,000            ---                432
Director, President, PhyAmerica               1999    260,000         48,900            ---                661
Physician Services of Florida, Inc. (3)       1998    242,430         28,800            ---               4,411

Marc V. Weiner                                2000    180,684         60,876            ---             75,229(5)
Executive Vice President and Chief            1999     83,743          ---              ---                115
Financial Officer (4)                         1998      ---            ---              ---                ---

-----------------
(1) Except as otherwise noted, these amounts include premiums paid for the group life insurance policies of Dr. Scott, Mr. Dauchert, Mr. Suggs, Dr. Podolsky, and Mr. Weiner respectively.

(2) Healthcare Business Resources, Inc. is a subsidiary of the Company.

(3) PhyAmerica Physician Services of Florida, Inc. is a subsidiary of the Company.

(4) Mr. Weiner joined the Company in July, 1999 as a Regional Vice President. He became interim Executive Vice President and Chief Financial Officer in June, 2000. On December 19, 2000, the position was made permanent with a new employment agreement effective January 1, 2001. Mr. Weiner became a Director of the Company in February, 2001.

(5) Other compensation was for a one-time special program for the collection of $1,000,000 of historical monies owed that the Sterling Healthcare Group had written off.

Aggregated Option Exercises and Option Values

         The following table provides certain information concerning the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                         Unexercised at Fiscal Year-End (1)
                                                Number of Securities
   Name                                  Unexercisable        Exercisable
   ----                                  -------------        -----------
   Eugene F. Dauchert, Jr.                       ---              173,883
   Edward L. Suggs, Jr.                          ---              254,292
   Sherman M. Podolsky, M.D.                     ---               73,939

   -----------------
   (1) No exercises were executed during 2000 and no unexercised options were in the money at fiscal year-end.

Compensation of Directors

         From January 1, 1999 through June 20, 2000, each director who was not an officer or employee of the Company received $20,000 annually for serving as a director plus $1,200 for each meeting of the Board of Directors attended. The chairs of the Audit and Compensation Committees each received an additional $1,200 annually for services rendered in that capacity. At each independent director's election, compensation was paid either in cash, or deferred and paid in cash or in shares of Common Stock at the distribution date under the deferred compensation plan for the directors. Pursuant to the Company's 1994 Independent Directors' Stock Option Plan (the "Stock Option Plan"), an independent director who was elected to the Board of Directors was eligible to receive an option to purchase 3,000 shares of Common Stock and any independent director who continued to serve as such following an annual meeting of stockholders was eligible to receive an option to purchase 1,000 shares of Common Stock. In addition, the respective chairs of the Audit and Compensation Committees were each eligible to receive an additional option to purchase 2,000 shares of Common Stock as of the first committee meeting following an annual meeting of stockholders. The exercise price of these options would be the fair market value of the underlying shares on the date of grant. Options granted become exercisable one year from the date of grant and have a ten-year term. On December 31, 2000, the Stock Option Plan was terminated, meaning that future activity can only involve the exercise of existing options.

         On June 21, 2000, the Board of Directors amended the compensation arrangements of its independent directors, effective July 1, 2000, as follows:

         1. $2,000 per month, with a $10,000 minimum for filling an unexpired term (measured from annual meeting to annual meeting);

         2.  $2,500 to attend the annual stockholders meeting;

         3. $2,500 to attend the annual board meeting held immediately after the annual stockholder's meeting;

         4.  $1,200 for each meeting of the Board of Directors attended; and

         5. $500 per month for serving as the chairman of the Audit and/or Compensation Committee and/or any special committee.


Employment and Certain Other Agreements

Steven M. Scott, M.D.

         In April 1991, Dr. Scott and the Company entered into a five (5)-year employment agreement that renews automatically each year, unless either party gives notice of non-renewal, and terminates in any event when Dr. Scott reaches age seventy (70). The employment agreement provided for an annual base salary of $500,000 in 2000, which is to be reviewed annually by, and can be increased at the discretion of, the Compensation Committee. Dr. Scott is also entitled to incentive compensation in an amount determined at the discretion of the Compensation Committee, based on its consideration of the Company's financial results, the development, implementation and attainment of strategic business planning goals and objectives, increases in the Company's revenues and operating profits, and other factors deemed relevant by the Compensation Committee in evaluating Dr. Scott's performance. Although not a requirement, the target for Dr. Scott's incentive compensation is two percent (2%) of the Company's earnings before interest and taxes, not to exceed his annual base salary. In addition, the Compensation Committee may grant Dr. Scott discretionary bonuses from time to time.

         In its discretion, the Compensation Committee may award any incentive or discretionary bonus compensation payable to Dr. Scott as an immediately payable cash payment, a deferred cash payment or in non-qualified stock options. A range of valuation for any such options will be established by the Compensation Committee using the Black-Scholes or Binomial Pricing Model, or other recognized pricing model, or using the assumptions and specifications adopted by the Commission which govern the disclosure of executive compensation in proxy statements and other Commission filings. Any such options will expire after the earlier to occur of the tenth (10th) anniversary of the termination of Dr. Scott's employment, the date of Dr. Scott's seventieth (70th) birthday or the expiration of the maximum term of such options set forth in the stock option plan pursuant to which such options are granted.

         In the event of Dr. Scott's disability prior to the age of seventy
(70), he would be entitled to base compensation, incentive compensation and bonus compensation for twelve (12) months. The bonus compensation would equal the average of the bonus compensation paid or payable to Dr. Scott during the thirty-six (36) months preceding the disability. The incentive compensation would equal the greater of (i) the average of the incentive compensation paid or payable to Dr. Scott during the thirty-six (36) months preceding the disability or (ii) an amount equal to (x) 50% of Dr. Scott's base salary for any year in which the Company's revenues and operating profits increased 12% over the prior year, (y) 75% of Dr. Scott's base salary if the Company's annual revenues and operating profits increased 17% over the prior year or (z) 100% of Dr. Scott's base salary if the Company's annual revenues and operating profits increased 22% over the prior year. If the disability is continuous for a period of twelve (12) consecutive months, Dr. Scott would be entitled to receive seventy-five percent (75%) of his base salary and the averages of both incentive compensation and bonus compensation paid or payable during the thirty-six (36) months preceding the disability, which amount shall be increased by five percent (5%) annually. In the event of Dr. Scott's death, prior to the age of seventy (70), his surviving spouse (or his estate in the event of her death or remarriage) would be entitled to receive for ten (10) years an amount equal to Dr. Scott's base salary and the average of both incentive compensation and bonus compensation paid or payable during the thirty-six (36) months preceding his death, which amount shall be increased by five percent (5%) annually.

         If the Company terminates Dr. Scott without cause, Dr. Scott would be entitled to receive for the remainder of the then existing five (5)-year term of the agreement, his base salary and the averages of both incentive compensation and bonus compensation paid or payable during the thirty-six (36) months preceding termination, which amount shall be increased by five percent (5%) annually. In the event that Dr. Scott terminates his employment agreement as a result of the Company's material breach thereof, which breach remains uncured for sixty (60) days after written notice, Dr. Scott would be entitled to receive compensation equal to that payable to him upon termination by the Company without cause.

         In order to facilitate a December 31, 1997 purchase of Integrated Provider Networks, Inc., and certain clinics and clinic receivables by Scott Medical Group, LLC, the Company entered into a partial release of the non-compete agreements entered pursuant to the employment agreement between Dr. Scott and the Company. The release allows Scott Medical Group, LLC and any other Scott entity to own, manage, operate or otherwise provide physician practice and management services to physician and clinic practices.

         In order to facilitate the purchase by Dr. Scott of Doctors Health Plan, Inc. ("DHP") and Healthplan Southeast, Incorporated ("HPSE") in 1998, the Company entered into a partial release of the non-compete agreements entered pursuant to the employment agreement between Dr. Scott and the Company. The release allows Dr. Scott and any other Scott entity to own, manage, operate or otherwise provide services to HMOs. Dr. Scott and any other Scott entity are permitted to increase and expand their ownership, management and operation of HMOs, including without limitation creating start-up locations or acquiring additional HMOs in any geographic location.

         Effective January 1, 2001, Dr. Scott and the Company entered into an amendment to his employment agreement pursuant to which the annual base compensation payable to Dr. Scott would be $550,000 and the incentive provisions in the contract were amended. Under the new incentives, Dr. Scott is entitled to a bonus of two and one-half percent (2.5%) of the base salary for each quarter in which PhyAmerica Physician Services, Inc. ("PPS") achieves an operating profit of five percent (5%) or more before NCFE program costs, and an incentive of ten percent (10%) of base salary if the Company meets or exceeds the budgeted operating results on a consolidated basis. In addition, the Compensation Committee may award additional bonuses to Dr. Scott not to exceed twenty percent (20%) of his base salary.

Eugene F. Dauchert, Jr.

         On July 1, 1997, Mr. Dauchert entered into a restated and amended employment agreement pursuant to which Mr. Dauchert serves as Executive Vice President and Chief

Administrative Officer of the Company and General Counsel. The initial term of the agreement was from July 1, 1997 through June 30, 1998. Thereafter, the agreement continues until and unless terminated by either party. The agreement provides for an annual increase in base salary of seven and one-half percent (7.5%) on July 1 unless other terms are agreed upon between the parties. Under the agreement, Mr. Dauchert received an annual base salary of $180,000 in 1998, and was eligible for certain incentive or performance bonuses based upon the achievement of certain cash flow goals during the second fiscal quarter of 1998, and for certain other incentive or divestiture bonuses based upon the successful divestiture of certain operating subsidiaries. Certain of these subsidiaries were divested in 1998, and Mr. Dauchert was entitled to a divestiture bonus of $56,387.

         Effective January 1, 1999, Mr. Dauchert entered into an amended employment agreement which provided for the divestiture bonus and for an increase in his base salary for the period July 1, 1998 through December 31, 1998 to be deferred until January 1, 1999 and paid during the first six (6) months of 1999. The amendment deferred the annual increase in base salary from July 1, 1999 to January 1, 2000, and provides for certain incentive bonuses as follows: (i) an incentive bonus payable based upon significant mergers, acquisitions, divestitures, recoveries or refinancings being successfully completed, (ii) a bonus equal to 2.5% of base salary per quarter based upon the net profitability of the Company, (iii) a discretionary bonus of up to fifteen percent (15%) of annual base salary, and (iv) an aggregate cap on all bonuses during any one (1) year equal to forty percent (40%) of base salary. The employment agreement automatically renews unless terminated by either party. The employment agreement imposes certain confidentiality obligations on Mr. Dauchert and contains a covenant not to compete with the Company or its affiliates for a specified time in the event of a termination of the agreement.

         Effective July 1, 2000, Mr. Dauchert entered into an amended employment agreement that provided for a base salary of $220,000 and contained the same incentive provisions. Effective January 1, 2001, Mr. Dauchert entered into an amended employment agreement that provided for a base salary of $240,000, and provides for certain incentive bonuses as follows: (i) a bonus equal to two and one-half percent (2.5%) of base salary for each quarter in which PPS achieves an operating profit of five percent (5%) or more before NCFE program costs, (ii) a bonus of five percent (5%) if the Company meets or exceeds the budgeted operating results on an consolidated basis, (iii) a bonus of five percent (5%) of base salary if PPS successfully implements a managed care contracting and enrollment system and (iv) a bonus of five percent (5%) of base salary if PPS successfully implements a risk management department and renews the professional liability insurance program. In addition, the Compensation Committee may award additional discretionary bonuses to Mr. Dauchert not to exceed fifteen percent (15%) of base salary.

Edward L. Suggs, Jr.

         On March 1, 1997, Mr. Suggs entered into an employment agreement with Healthcare Business Resources, Inc. ("HBR"), a subsidiary of the Company. The initial term of the agreement was from March 1, 1997 through February 29, 2000. Under the agreement, Mr. Suggs serves as the President and Chief Executive Officer of HBR and on the Board of the Company. Mr. Suggs receives an annual base salary of $220,000, subject to annual review and adjustment as of each March 1st during the term of the agreement. As an initial signing bonus, the Company released Mr. Suggs from any claim to an outstanding indebtedness of approximately $16,000 evidenced by a promissory note in the original face amount of $25,000. Mr. Suggs will be eligible for up to $20,000 each quarter in performance bonuses, based upon the financial performance of HBR and other factors, which may include an amount at the discretion of the Compensation Committee. The employment agreement automatically renews unless terminated by either party. The employment agreement imposes certain confidentiality obligations upon Mr. Suggs and contains a covenant not to compete with HBR or its affiliates and not to solicit its employees for a specified period of time.

         Effective November 1, 1999, Mr. Suggs entered into an amended employment agreement with HBR pursuant to which he will receive a base salary of $260,000 and that provides for certain incentive bonuses as follows: (i) an incentive of up to sixteen percent (16%) of base salary for increasing the free cash flow of HBR more than ten percent (10%), to be prorated between ten percent (10%) and twenty percent (20%), (ii) an incentive of up to sixteen percent (16%) of base salary for increasing HBR's outside client business more than ten percent (10%), to be prorated between ten percent (10%) and twenty percent (20%), and (iii) an incentive of up to eight percent (8%) of base salary to be awarded in the discretion of the Compensation Committee.

         Effective January 1, 2001, Mr. Suggs entered into an amended employment agreement with HBR pursuant to which he will continue to receive a base salary of $260,000 and that provides for certain incentive bonuses as follows: (i) an incentive of up to two and one-half percent (2.5%) of base salary for each quarter in which HBR exceeds its budgeted operating profit, (ii) an incentive equal to five percent (5%) of base salary if HBR achieves certain targets in bill processing, (iii) an incentive of up to ten (10%) of base salary for increasing HBR's outside client business more than ten percent (10%), prorated between ten percent (10%) and fifteen percent (15%), (iv) an incentive of five percent (5%) of base salary if the Company meets or exceeds budgeted operating results on a consolidated basis, and (v) a bonus of up to ten percent (10%) of base salary to be awarded in the discretion of the Compensation Committee.

Sherman M. Podolsky, M.D.

         On January 1, 1998, Dr. Podolsky entered into an employment agreement with Coastal Physician Services of South Florida, Inc. (now known as PhyAmerica Physician Services of Florida, Inc., "PPS of Florida"), a subsidiary of the Company. The initial term of the agreement was from January 1, 1998 through December 31, 2000. Under the agreement, Dr. Podolsky serves as the President and Chief Executive Officer of PPS of Florida. Dr. Podolsky receives an annual base salary of $300,000, subject to annual review and adjustment as of each January 1st during the term of the agreement. Dr. Podolsky will be eligible for incentive bonuses based upon certain cash improvement target quotas and other factors, which are established by the President of PhyAmerica Physician Services, Inc. The employment agreement automatically renews unless terminated by either party. The employment agreement imposes certain confidentiality obligations upon Dr. Podolsky and contains a covenant not to compete with PPS of Florida or its affiliates and not to solicit its employees for a specified period of time.

         Effective January 1, 2001, Dr. Podolsky entered into an amendment to the employment agreement pursuant to which he will continue to receive a base salary of $300,000 and that provides for certain incentive bonuses as follows:
(i) an incentive of up to five percent (5%) of base salary for each quarter in which the cash collections for the operating divisions under his management exceed the collections for the prior four (4) quarters' average, (ii) an incentive of up to five percent (5%) of base salary for each quarter in which the net cash gross margin for the operating divisions under his management exceeds ten percent (10%), (iii) an incentive of five percent (5%) of base salary if the Company meets or exceeds budgeted operating results on a consolidated basis and (iv) a bonus of up to ten percent (10%) of base salary to be awarded in the discretion of the Compensation Committee, provided however; that the aggregate of all incentive bonuses cannot exceed forty percent (40%) of base salary.

Marc V. Weiner

         In December 2000, Mr. Weiner entered into an employment agreement with the Company pursuant to which Mr. Weiner will serve as its Executive Vice President and Chief Financial Officer. The initial term of the agreement is January 1, 2001 through December 31, 2001. Mr. Weiner will also continue to carry out his prior responsibilities as a Regional Vice President. Under the agreement, Mr. Weiner receives an annual base salary of $200,000 and will be eligible for an incentive bonus based upon certain performance goals of up to 20% of his base salary and an incentive of 15% of net cash profits from his hospital accounts in New York and New Jersey. The employment agreement imposes certain confidentiality obligations upon Mr. Weiner and contains a covenant not to compete with the Company or its affiliates and not to solicit its employees for a specified period of time.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         Historically, the Company's compensation policies have been designed to attract and retain key executives by paying competitive base salaries, awarding discretionary cash bonuses based on qualitative and quantitative performance factors and granting incentive and nonqualified stock options to selected executive officers and other key employees to seek to align their interests more closely with those of the Company's stockholders. During 2000, base salaries and discretionary bonuses for senior executives were determined by the Compensation Committee based on the recommendations of the Chief Executive Officer and other management. No stock options were awarded to senior executives during 2000.

         Management's focus during 2000 was on continuing to operate and improve the performance of the Company's core businesses. In addition, emphasis was placed on increasing accountability and measurement of operating results for operating divisions and subsidiaries. The Company's compensation philosophy provides for salary and bonus arrangements based on the performance of its operating subsidiaries or divisions, particularly upon improvements in cash flow from quarter to quarter, or achievement of certain goals by the corporate group executives. This philosophy has been integrated into the provisions of each executive employment agreement and is reflected in the current compensation arrangements for executive officers. See "Employment and Certain Other Agreements."

Chief Executive Officer's Compensation

         Dr. Scott, as the Company's Chairman, President and Chief Executive Officer, is currently compensated under the terms of an April 1991 employment agreement, as amended. No discretionary compensation potentially available to Dr. Scott under his employment agreement was awarded by the Compensation Committee during 2000. See "Employment and Certain Other Agreements."

Performance Graph

         The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five fiscal years with the cumulative total return of (i) the Nasdaq - Total US Stock Index and (ii) the Nasdaq - Health Services Index as developed by the Center for Research in Security Prices (CRSP). The Nasdaq - Total US Stock Index tracks the changes in performance of all Nasdaq stocks. The Nasdaq - Health Services Index includes stocks within the healthcare services industry that trade on the Nasdaq market. The Company has selected the Nasdaq - Health Services Index as a new peer group because it is an index that reflects the performance of a broad range of healthcare services' stocks. Several of the companies that comprised our peer group in the 1999 Proxy Statement are no longer publicly traded or have filed for bankruptcy.

                 Comparison of Five Year Cumulative Total Return
                   Among PhyAmerica Physician Group, Inc., the
     Nasdaq - Total U.S. Stock Index and the Nasdaq - Health Services Index(1)

Chart appears below:

                            Total Return Performance

------------------------------------------------------------------------------------------------------------------
                                                                     Period Ending


------------------------------------------------------------------------------------------------------------------
Index                                    12/31/95    12/31/96   12/31/97   12/31/98     12/31/99      12/31/00
------------------------------------------------------------------------------------------------------------------
PhyAmerica Physician Services, Inc.         100       25.93        6.02       2.55          2.08         0.59
------------------------------------------------------------------------------------------------------------------
NASDAQ-Total US*                            100       91.46      133.29     149.42        247.85       198.38
------------------------------------------------------------------------------------------------------------------
NASDAQ-Health Services*                     100       99.86      102.46      86.85         69.86        95.91
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

(1) Assumes $100 invested on December 31, 1995 with dividend reinvestment through December 31, 2001.

                                                               Period Ending
                                      -------------------------------------------------------------
Index                                  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
---------------------------------------------------------------------------------------------------
PhyAmerica Physician Services, Inc.     100.00    25.93       6.02      2.55      2.08      0.59
NASDAQ - Total US*                      100.00    91.46     133.29    149.42    247.85    198.38
NASDAQ - Health Services*               100.00    99.86     102.46     86.85     69.88     95.91


Certain Relationships and Related Transactions

         The Company and certain of its subsidiaries lease approximately 61,251 square feet of office space in a building in Durham, North Carolina owned by a subsidiary of American Alliance Holding Company ("Alliance"). Dr. Scott is the beneficial owner of all of the outstanding shares of common stock of Alliance. During the year ended December 31, 2000, the Company and certain of its subsidiaries paid approximately $1,107,000 in rents for such space.

         The Company leased additional office space from corporations controlled by Dr. Scott and paid rent to such corporations during 2000 of $57,000.

         Doctors Health Plan, Inc. ("DHP"), a health maintenance organization licensed in North Carolina that is owned by Dr. Scott, subleases from Healthcare Business Resources, Inc., a subsidiary of the Company ("HBR"), 19,074 square feet pursuant to a written sublease agreement. HBR received rental income from DHP of $177,000 in 2000. Future minimum rents to be received under this agreement, which expires in June 2002, are $324,000 in 2001 and $167,000 in 2002.

         As of December 31, 1997, the Company held several unsecured promissory notes bearing interest at rates from 5.84% to 12% per annum in the aggregate amount of $8,003,000, as well as several other receivables in the amount of $1,402,000 from Scott Medical LLC. The promissory notes and other receivables arose in connection with the acquisition of Integrated Provider Networks, Inc. ("IPN"), and related clinics and assets by Scott Medical LLC in May and December, 1997. In accordance with the terms of the notes, the principal amounts of the notes and accrued interest were decreased during 1998 by approximately $937,000 due to lower than expected collections on related accounts receivable. Additionally, in accordance with the terms of the purchase agreement, the purchase price for IPN was adjusted in 1998 by approximately $658,000 as a result of lower than expected collections on the related accounts receivable. The combined balance of these notes as of December 31, 2000 was $1,620,000.

         In addition, during 2000, the Company made payments of approximately $172,000 to entities controlled by Dr. Scott for health insurance premiums and other reimbursements net of management fees and other receipts.

                                   PROPOSAL 1

                    RATIFICATION OF APPOINTMENT OF DIRECTORS

         Since the 1999 Annual Meeting of Stockholders, three vacancies on the Board of Directors have been filled by appointments by the Board of Directors. This Proposal 1 is being submitted to the stockholders for their ratification of these three appointments.

         On September 19, 2000, the Board of Directors appointed Frederick Jinks to fill a vacated seat on the Board of Directors with a term expiring at the Company's 2001 Annual Meeting. From 1979-1999, Mr. Jinks served as First Vice President and Financial Consultant with Merrill Lynch, Pierce, Fenner & Smith. Prior to that, he served as an Office Auditor and Field Revenue Agent with the Internal Revenue Service. Mr. Jinks resigned from his position on the Board of Directors on February 7, 2001. The Board of Directors has not appointed anyone to fill the remainder of the term of such vacated seat, and currently has no intention to do so because it has not been able to locate a viable candidate to fill the position.

         On September 19, 2000, the Board of Directors appointed Ernest Bacon to the Company's Board of Directors to fill a vacated seat with a term expiring at the Company's 2001 Annual Meeting. See "Executive Officers and Current Directors" for a summary description of Mr. Bacon's professional career. In addition, in Proposal 2 below, Mr. Bacon has been nominated for election to the Board of Directors for a term expiring at the 2004 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

         On February 7, 2001, the Board of Directors appointed Marc V. Weiner to the Company's Board of Directors to fill a vacated seat with a term expiring at the Annual Meeting. See "Executive Officers and Current Directors" for a summary description of Mr. Weiner's professional career. In addition, in Proposal 3 below, Mr. Weiner has been nominated for election to the Board of Directors for a term expiring at the 2003 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

         This Proposal 1 is being submitted to the stockholders for their ratification of the appointments of Messrs. Jinks, Bacon, and Weiner to fill certain vacated seats on the Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                   PROPOSAL 2

                  ELECTION OF DIRECTORS FOR A TERM EXPIRING AT
                             THE 2004 ANNUAL MEETING

Nominees

         The Company's certificate of incorporation and bylaws provide for nine directors of whom three are to be elected each year to serve for three-year terms. Two nominees have been proposed to be elected at the Annual Meeting to serve for a term expiring at the 2004 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The nominees for election to a term expiring at the 2004 Annual Meeting are Steven M. Scott, M.D. and Ernest Bacon.

         The nominees are current members of the Board. See "Executive Officers and Current Directors." The Board has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in the event that the nominees are unable to accept election or if any unforeseen contingencies should arise, it is intended that proxies will be voted for other nominees, if any, and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

         If Proposals 2 and 3 are approved, seven seats on the Board of Directors will be filled. The Board of Directors has not made, and does not intend to make, nominations for the two remaining seats on the Board of Directors because it has not been able to secure viable candidates to serve on the Board of Directors. In Proposals 2 and 3, a stockholder may not vote for a greater number of persons then the number of nominees named.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
                           FOR ELECTION AS DIRECTORS.

                                   PROPOSAL 3

                    ELECTION OF DIRECTORS FOR A TERM EXPIRING
                           AT THE 2003 ANNUAL MEETING

Nominees

     Three directors are to be elected at the Annual Meeting to serve for a term expiring at the 2003 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The nominees for election to a term expiring at the 2003 Annual Meeting are Sherman M. Podolsky, M.D., Bertram E. Walls, M.D. and Marc V. Weiner.

         The nominees are current members of the Board. See "Executive Officers and Current Directors" for a summary description of their professional careers. Dr. Podolsky and Dr. Walls were elected in 1997 for three-year terms as members of the Board, with such terms expiring at the 2000 Annual Meeting or until their successors had been duly elected and qualified. Mr. Weiner was appointed to fill a vacated seat on the Board with a term expiring at the 2000 Annual Meeting. The Company did not hold a 2000 Annual Meeting; therefore, Dr. Podolsky, Dr. Walls, and Mr. Weiner have been nominated for election to the Board for terms expiring at the 2003 Annual Meeting or until their successors have been duly elected and qualified. The Board has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in the event that the nominees are unable to accept election or if any unforeseen contingencies should arise, it is intended that proxies will be voted for other nominees, if any, and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                                   PROPOSAL 4

                         PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

         Proposal 4 is a proposal to amend the Company's certificate of incorporation to delete paragraph 12 therein in its entirety because its limitations on the issuance and transfer of the Company's Common Stock are no longer necessary for the preservation and use of certain net operating loss carryforwards for federal income tax purposes. The certificate of incorporation was amended in 1998 to include paragraph 12 to restrict issuances and transfers of the Company's Common Stock that could result in limitations on the use by the Company of certain net operating loss carryforwards, capital loss carryovers, excess foreign taxes carryovers, general business credit carryovers, minimum tax credit carryovers or net unrealized built-in loss under Section 382 of the Internal Revenue Code of 1986, as amended, (collectively, "Section 382 Attributes"). The restriction on the issuance and transfer of the Common Stock in the current paragraph 12 of the certificate of incorporation is no longer necessary to preserve the Section 382 Attributes. As a result, the Company proposes to amend the certificate of incorporation to delete paragraph 12 in its entirety. A copy of the proposed Amendment is attached as Appendix A to this Proxy Statement.

                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                                   PROPOSAL 5

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of KPMG LLP, independent certified public accountants, has been the Company's auditor since 1987 and has advised the Company that it does not have any direct financial interest or indirect financial interest in the Company. The Board of Directors, on the recommendation of the Audit Committee, has selected KPMG LLP as the Company's independent certified public accountants for the year ending December 31, 2001, subject to the ratification of shareholders. One or more representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 5.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated under the Act, any stockholder proposal intended for inclusion in the Company's proxy statement and form of proxy relating to the Company's 2002 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company by December 31, 2001. Pursuant to the Company's bylaws, notice of any business to be brought by a stockholder before a meeting of stockholders must be received by the Secretary of the Company not less than 45 days nor more than 60 days prior to the date of the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given, such notice must be received not later than the close of business on the tenth day following the day notice of the meeting is mailed or public disclosure is made and provided further that such notice must be received not later than the close of business on the seventh day preceding the day on which the meeting is to be held.

                                            By Order of the Board of Directors,

                                            /s/ Steven M. Scott
                                            ------------------------
                                            Steven M.  Scott, M.D.
                                            Chairman, President and
                                            Chief Executive Officer

Durham, North Carolina
April 30, 2001

APPENDIX A


                CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                        PHYAMERICA PHYSICIAN GROUP, INC.


         The undersigned Corporation hereby executes and certifies this Certificate of Amendment for purposes of amending its Amended and Restated Certificate of Incorporation under the General Corporation Law of the State of
Delaware:

         1.   The name of the Corporation is PhyAmerica Physician Group, Inc.

         2. The Amended and Restated Certificate of Incorporation is hereby amended by deleting its current paragraph 12 in its entirety.

         3.   The foregoing amendment to the Amended and Restated
              Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Signed on the ___ day of ________, 2001.


                                      PHYAMERICA PHYSICIAN GROUP, INC.


                                      By:_________________________________
                                           Stephen M. Scott, M.D.
                                           Chairman and Chief Executive Officer

              PROXY SOLICITED BY PHYAMERICA PHYSICIAN GROUP, INC.

The undersigned, a holder of record of shares of common stock, par value $.01 per share ("PhyAmerica Common Stock"), of PhyAmerica Physician Group, Inc., a Delaware corporation ("PhyAmerica" or the "Company"), hereby appoints
Eugene F. Dauchert, Edward L. Suggs, Jr. and Stanley K. Haines, and each of them, with full power of substitution, to attend the Annual Meeting of Stockholders at the Durham Hilton, 3800 Hillsborough Road, Durham, North Carolina at 10:00 a.m., local time, on Thursday, May 31, 2001 (and any adjournments, postponements, continuations or reschedulings thereof), and to vote as specified in this proxy all the shares of PhyAmerica Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE PHYAMERICA BOARD AS TO ANY OTHER MATTER.

THE BOARD OF DIRECTORS OF PHYAMERICA UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.

1. A proposal to ratify: (i) the appointment of Frederick Jinks to the Company's Board of Directors on September 19, 2000; (ii) the appointment of Ernest Bacon to the Company's Board of Directors on September 19, 2000; and
(iii) the appointment of Marc V. Weiner to the Company's Board of Directors on February 7, 2001.

                  FOR  [ ]   AGAINST  [ ]   ABSTAIN   [ ]

2. A proposal to elect two members to the Company's Board of Directors to hold office until the 2004 Annual Meeting or until their successors are duly elected and qualified.

 [ ]   FOR all nominees listed below (except as indicated otherwise below)

 [ ]   WITHOUT AUTHORITY to vote for all nominees listed below

  Nominees:       Steven M. Scott, M.D.
                  Ernest Bacon

INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) on the line below:


3. A proposal to elect three members to the Company's Board of Directors to hold office until the 2003 Annual Meeting or until their successors are duly elected and qualified.

 [ ] FOR all nominees listed below (except as indicated otherwise below)

 [ ] WITHOUT AUTHORITY to vote for all nominees listed below

  Nominees:       Sherman M. Podolsky, M.D.
                  Bertram E. Walls, M.D.
                  Marc V. Weiner

INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) on the line below:

4. A proposal to amend the Company's certificate of incorporation to delete paragraph 12 therein and thereby eliminate limitations on the issuance and transfer of the Company's stock that are no longer necessary for the preservation and use of certain net operating loss carryforwards for federal income tax purposes.

                  FOR  [ ]    AGAINST [ ]    ABSTAIN [ ]

5. A proposal to ratify the selection of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2001.

                  FOR  [ ]    AGAINST [ ]    ABSTAIN [ ]

6. To transact such other business as may probably come before the Annual
Meeting.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE IN SUCH PROPOSAL, AND FOR PROPOSALS 1, 4 AND 5. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSALS 2 OR 3 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.



                                            Dated: _______________________, 2001


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature if held jointly


                                            Instruction: Please sign above
                                            exactly as your name appears on this
                                            appointment of proxy. Joint owners
                                            of shares should both sign.
                                            Fiduciaries or other persons signing
                                            in a representative capacity should
                                            indicate the capacity in which they
                                            are signing.


IMPORTANT: PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.


                                       3